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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2008 (except for the second paragraph of Note 2 as to which the date is March 5, 2008), in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-145547) and related Prospectus of CardioNet, Inc. for the registration of 3,400,000 shares of its common stock.

                      /S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 18, 2008

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Consent of Independent Registered Public Accounting Firm